                                                                 Exhibit 10.4.1

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 by and between

                                  VENCOR, INC.

                                      and

                            VENCOR HEALTHCARE, INC.

                           Dated as of April 30, 1998

                                TABLE OF CONTENTS

                                   ARTICLE I.

                                  DEFINITIONS

1.01.  General..............................................................1

                                ARTICLE II.

              PRE-DISTRIBUTION TRANSACTIONS; CERTAIN COVENANTS

2.01.  Corporate Restructuring Transactions................................11
2.02.  Charters and Bylaws.................................................11
       (a)    Certificate of Incorporation and By-Laws of Vencor...........11
       (b)    Certificate of Incorporation and By-Laws of
              Healthcare Company...........................................12
2.03.  Election of Directors of Vencor and Healthcare Company..............12
2.04.  Transfer and Assignment of Certain Licenses and Permits.............12
       (a)    Licenses and Permits Relating to the Real Estate Business....12
       (b)    Licenses and Permits Relating to the Healthcare Business.....12
2.05.  Transfer of Assets and Assumption of Liabilities....................12
2.06.  Financing Arrangements..............................................12
2.07.  Consents............................................................13
2.08.  Other Transactions..................................................13
2.09.  Election of Officers................................................13
2.10.  Registration Statement..............................................13
2.11.  State Securities Laws...............................................13
2.12.  Listing Application.................................................13
2.13.  Director, Officer and Employee Resignations.........................14
       (a)    Resignation by Directors and Employees of the
              Vencor Group.................................................14
       (b)    Resignations by Directors and Employees of the
              Healthcare Company Group.....................................14
2.14.  Ancillary Agreements................................................14

                                ARTICLE III.

                  SURVIVAL, ASSUMPTION AND INDEMNIFICATION

3.01.  Survival of Agreements..............................................14
3.02.  Taxes...............................................................14
3.03.  Assumption And Indemnification......................................14
3.04.  Procedure For Indemnification.......................................16

                                ARTICLE IV.

                        CERTAIN ADDITIONAL COVENANTS

4.01.  Further Assurances..................................................18
4.02.  Receivables Collection And Other Payments...........................19

                                 ARTICLE V.

                            ACCESS TO INFORMATION

5.01.  Provision of Corporate Records......................................19
5.02.  Access to Information...............................................20
5.03.  Litigation Support And Production of Witnesses......................20
5.04.  Reimbursement.......................................................20
5.05.  Retention of Records................................................21
5.06.  Privileged Information..............................................21
5.07.  Confidentiality.....................................................22

                                ARTICLE VI.

                             DISPUTE RESOLUTION

6.01.  Mediation...........................................................23
6.02.  Arbitration.........................................................23

                                ARTICLE VII.

                NO REPRESENTATIONS OR WARRANTIES; EXCEPTIONS

7.01.  No Representations or Warranties; Exceptions........................23

                                ARTICLE VIII.

                                MISCELLANEOUS

8.01.  Conditions to Obligations...........................................24
8.02.  Complete Agreement..................................................25
8.03.  Expenses............................................................26
8.04.  Governing Law.......................................................26
8.05.  Notices.............................................................26
8.06.  Amendment And Modification..........................................27
8.07.  Successors And Assigns; No Third
          Party Beneficiaries..............................................27
8.08.  Counterparts........................................................27
8.09.  Interpretation......................................................27
8.10.  Legal Enforceability................................................27
8.11.  References; Construction............................................28
8.12.  Termination.........................................................28

SCHEDULES

Schedule 1.01(a)    Development Properties
Schedule 1.01(b)    Healthcare Company Subsidiaries
Schedule 1.01(c)    Properties
Schedule 1.01(d)    Vencor Subsidiaries

EXHIBITS

Exhibit A      Form of Corporate Restructuring Transactions
Exhibit B      Form of Debt and Cash Allocation Agreement
Exhibit C      Form of Development Agreement
Exhibit D      Form of Distribution Agreement
Exhibit E      Form of Employee Benefits Agreement
Exhibit F      Healthcare Company Pro Forma Balance Sheet
Exhibit G      Form of Insurance Agreement
Exhibit H      Form of Intellectual Property Agreement
Exhibit I      Form of Master Lease Agreement
Exhibit J      Form of Participation Agreement
Exhibit K      Form of Tax Allocation Agreement
Exhibit L      Form of Transition Services Agreement
Exhibit M      Vencor Pro Forma Balance Sheet
Exhibit N-1    Vencor Certificate of Incorporation
Exhibit N-2    Vencor By-Laws
Exhibit O-1    Healthcare Company Certificate of Incorporation
Exhibit O-2    Healthcare Company By-Laws

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"! is made and
                                                      ---------
entered into as of this 30th day of April 1998, by and between Vencor, Inc., a Delaware corporation ("Vencor"), and Vencor Healthcare, Inc., a Delaware
                       ------
corporation ("Healthcare Company").
              ------------------

                              WITNESSETH:

     WHEREAS, the Board of Directors of Vencor has determined that it is appropriate and desirable to (a) separate Vencor and its subsidiaries into two publicly-owned companies so that (i) the assets and liabilities relating to substantially all of the Vencor-owned land, buildings and other improvements and real estate related assets are allocated to Vencor (the "Real Estate
                                                             -----------
Business"), which will be renamed "Ventas, Inc.," a Delaware corporation,
--------
immediately prior to the Distribution (as defined herein), and (ii) the other assets and liabilities relating to the historical operations of Vencor, including the Development Properties (as defined herein), are allocated to Healthcare Company (the "Healthcare Business"), which will be renamed Vencor,
                         -------------------
Inc. immediately prior to the Distribution; and (b) pursuant to a Distribution Agreement (as defined herein) distribute (the "Distribution"), following such
                                               ------------
reorganization, as a dividend to the holders of the issued and outstanding shares of common stock, par value $.25 per share, of Vencor ("Vencor Common
                                                              -------------
Stock") all of the issued and outstanding shares of common stock, par value
-----
$.25 per share, of Healthcare Company ("Healthcare Company Common Stock") on
                                        -------------------------------
the basis of one share of Healthcare Company Common Stock for each share of Vencor Common Stock;

     WHEREAS, the parties hereto have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such separation and the Distribution and to set forth other agreements that will govern certain other matters prior to and following the Distribution;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                  ARTICLE I.

                                 DEFINITIONS

      1.01. General. Unless otherwise defined herein or unless the context otherwise requires, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Action" shall mean any demand, action, suit, countersuit, arbitration,
      ------
inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

     "Affiliate" shall mean with respect to any specified Person, a Person that
      ---------
directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that for purposes of this Agreement, no member of either
--------  -------
Group shall be deemed to be an Affiliate of any member of the other Group.

     "Agreement" shall have the meaning set forth in the preamble to this
      ---------
Agreement.

     "Agreement Disputes" shall have the meaning set forth in Section 6.01 of
      ------------------
this Agreement.

     "Ancillary Agreements" shall mean all the written agreements, instruments,
      --------------------
understandings, assignments or other arrangements (other than this Agreement) entered into by the parties hereto or any other member of their respective Group in connection with the Corporate Restructuring Transactions, the Distribution and the other transactions contemplated hereby or thereby, including, without limitation, the following:

             (i)     the Master Lease Agreement;

             (ii)    the Development Agreement;

             (iii)   the Participation Agreement;

             (iv)    the Employee Benefits Agreement;

             (v)     the Intellectual Property Agreement;

             (vi)    the Tax Allocation Agreement;

             (vii)   the Transition Services Agreement;

             (viii)  the Conveyance and Assumption Instruments;

             (ix)    the Debt and Cash Allocation Agreement;

             (x)     the Distribution Agreement; and

             (xi)    the Insurance Agreement.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day
      ------------
on which banking institutions located in the Commonwealth of Kentucky or the State of New York or Delaware are authorized or obligated by law or executive order to close.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or any
      ----
successor legislation and the regulations promulgated thereunder.

     "Conveyancing and Assumption Instruments" shall mean, collectively, the
      ---------------------------------------
various writtef agreements, instruments and other documents to be entered into to effect the Corporate Restructuring Transactions or otherwise effect the transfer of assets and the assumption of liabilities in the manner contemplated by this Agreement, the Ancillary Agreements and the Corporate Restructuring Transactions.

     "Corporate Restructuring Transactions" shall mean, collectively, (a) each
      ------------------------------------
of the mergers, transfers, conveyances, contributions, assignments and other transactions described and set forth on Exhibit A attached hereto, and (b) such
                                        ---------
other mergers, transfers, conveyances, contributions, assignments and other transactions that may be appropriate or required to be accomplished, effected or consummated by Vencor or Healthcare Company or any of their respective Subsidiaries and Affiliates in order to separate and divide, in a series of transactions, Vencor so that: (i) the Healthcare Company Assets, Healthcare Company Liabilities and Healthcare Business shall be owned, directly or indirectly, by Healthcare Company; and (ii) the Vencor Assets, Vencor Liabilities and Real Estate Business that remain after the separation and division described in clause (i) above, are, after giving effect to the Distribution, owned directly or indirectly, by Vencor.

     "Debt and Cash Allocation Agreement" shall mean the Debt and Cash
      ----------------------------------
Allocation Agreement by and between Vencor and Healthcare Company, which agreement shall be entered into prior to or on the Distribution Date in the form attached hereto as Exhibit B.
                        ---------

     "Development Agreement" shall mean the Development Agreement by and
      ---------------------
between Vencor and Healthcare Company, which agreement shall be entered into prior to or on the Distribution Date in the form attached hereto as Exhibit C.
                                                                    ---------

     "Development Properties" shall mean the real property listed on Schedule
     -----------------------                                         --------
1.01(a) of this Agreement.
-------

     "DGCL" shall mean the Delaware General Corporation Law, as amended.
      ----

     "Distribution" shall have the meaning set forth in the preamble to this
      ------------
Agreement.

     "Distribution Agreement" shall mean the Distribution Agreement by and
      ----------------------
between Vencor and Healthcare Company, which agreement shall be entered into prior to or on the Distribution Date in the form attached hereto as Exhibit D.
                                                                    ---------

     "Distribution Date" shall mean the date, to be determined by the Board of
      -----------------
Directors of Vencor, or such committee of the Board as shall be designated by the Board of Directors, as of which the Distribution shall be effected.

     "Employee Benefits Agreement" shall mean the Employee Benefits Agreement
      ---------------------------
by and between Vencor and Healthcare Company, which agreement shall be entered into prior to or on the Distribution Date in the form attached hereto as Exhibit E.
---------

     "Environmental Laws" shall mean any and all federal, state, local and
      ------------------
foreign statutes, laws, regulations, ordinances, rules, principles of common law, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions (including without limitation the Comprehensive Environmental Response, Compensation and Liability Net, 42 U.S.C. 9601, et seq.), whether now or hereafter in existence, relating
                     ------
to the
environment, natural resources, human health or safety, endangered or threatened species of fish, wildlife and plants$ or to emissions, discharges or releases of pollutants, contaminant, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation indoor or outdoor air, surface water, groundwater and surface or subsurface soils), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the investigation, cleanup or other remediation thereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended,
      ------------
together with the rules and regulations promulgated thereunder.

     "Financing Transactions" shall mean the Healthcare Company Financing
      ----------------------
Transactions and the Vencor Financing Transactions.

     "Governmental Authority" shall mean any Federal, state, local, foreign or
      ----------------------
international court, government, department, commission, board, bureau, agency, the NYSE or other regulatory, administrative or governmental authority.

     "Group" shall mean, with respect to Vencor, the Vencor Group and, with
      -----
respect to Healthcare Company, the Healthcare Company Group.

     "Healthcare Business" shall have the meaning set forth in the preamble to
      -------------------
this Agreement.

     "Healthcare Company" shall have the meaning set forth in the preamble to
      ------------------
this Agreement.

     "Healthcare Company Assets" shall mean, collectively, all the rights and
      -------------------------
assets that are owned by Healthcare Company or any of its Subsidiaries as of the close of business on the Distribution Date, including without limitation:

             (i)     the capital stock of the Healthcare Subsidiaries;

             (ii) all the assets included on the Healthcare Company Pro Forma Balance Sheet that are to be owned by Healthcare Company or any of its Subsidiaries as of the close of business on the Distribution Date, including the Development Properties;

             (iii) all the assets and rights expressly allocated to Healthcare Company or any of the Healthcare Company Subsidiaries under this Agreement or any of the Ancillary Agreements; and

             (iv) any other asset acquired by Vencor or any of its Subsidiaries from the date of the Healthcare Company Pro Forma Balance Sheet to the close of business on the Distribution Date that is owned by Vencor or any of its Subsidiaries as of the close of business on the

                      Distribution Date and that is of a nature or type that would have resulted in such asset being included as an asset on the Healthcare Company Pro Forma Balance Sheet had it been acquired on or prior to the date of the Healthcare Pro Forma Balance Sheet, determined on a basis consistent with the determination of the assets included on the Healthcare Company Pro Forma Balance Sheet.

     "Healthcare Company Common Stock" shall have the meaning set forth in the
       -------------------------------
 preamble to this Agreement.

     "Healthcare Company Financing Transactions" shall mean the entry into or
      -----------------------------------------
issuance by Healthcare Company of (i) a revolving credit facility in the amount of $300 million, (ii) a term loan in the amount of $300 million, (iii) a second term loan in the amount of $200 million, (iv) a bridge loan in the amount of $200 million, (v) $17.7 million proceeds of Healthcare Company preferred stock and (vi) $300 million of senior subordinated debt or such other financing transactions approved by the Healthcare Company Board of Directors.

     "Healthcare Company Group" shall mean Healthcare Company, the Healthcare
      ------------------------
Company Subsidiaries and the corporation, partnerships, joint ventures, limited liability companies, investments and other entities that represent equity investments of Healthcare Company or any of the Healthcare Company Subsidiaries following the consummation of the Corporate Restructuring Transactions and the Distribution.

     "Healthcare Company Indemnitees" shall mean:
      ------------------------------

             (i) Healthcare Company and each Affiliate thereof after giving effect to the Corporate Restructuring
                     Transactions and the Distribution; and

             (ii) each of the respective past, present and future directors, officers, members, employees and agents of any of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of any of such directors, officers, members, employees and agents.

     "Healthcare Company Liabilities" shall mean, collectively, all of the
      ------------------------------
Liabilities of Healthcare Company, the Healthcare Company Subsidiaries and each of the other members of the Healthcare Company Group after giving effect to the Corporate Restructuring Transactions, the Distribution and the transactions contemplated under the Debt and Cash Allocation Agreement, including, without limitation:

             (i) all the Liabilities included on the Healthcare Company Pro Forma Balance Sheet which remain outstanding as of the close of business on the Distribution Date;

             (ii) all Liabilities associated with Healthcare Company's obligation to pay for a portion of Vencor's 8 5/8% Senior Subordinated Notes Due 200_ which are repurchased and the assumption of such Senior Subordinated Notes and the indenture relating thereto;

             (iii) all other Liabilities that are incurred or which accrue or are accrued at any time prior to, on or after the date of the Healthcare Company Pro Forma Balance Sheet and that arise or arose out of, or in connection with, the Healthcare Company Assets or the Healthcare Business, determined on a basis consistent with the determination of the Liabilities of Healthcare Company on the Healthcare Company Pro Forma Balance Sheet;

             (iv) all the Liabilities of Healthcare Company, the Healthcare Company Subsidiaries or any of the other members of the Healthcare Company Group under, or to be retained or assumed by Healthcare Company, any Healthcare Company Subsidiary or any of the other members of the Healthcare Company Group pursuant to this Agreement or any of the Ancillary Agreements; and

             (v) all the Liabilities of the parties hereto or their respective Subsidiaries (whenever arising whether prior to, at or following the Distribution Date) arising out of or in connection with or otherwise relating to the management or conduct before or after the Distribution Date of the Healthcare Business, except as otherwise specifically provided herein.

      "Healthcare Company Pro Forma Balance Sheet" shall mean the pro forma
       ------------------------------------------
balance sheet of Healthcare Company at December 31, 1997, attached hereto as Exhibit F.
---------

      "Healthcare Company Subsidiaries" shall mean all of the subsidiaries
       -------------------------------
listed on Schedule 1.01(b).
          ----------------

      "Holders" shall mean the holders of record of shares of Vencor Common
       -------
Stock as of the Record Date.

      "Indemnifiable Losses" shall mean all Losses which are subject to being
       --------------------
indemnified by Vencor or Healthcare Company pursuant to Article III.

      "Indemnifying Party" shall mean a Person who or which is obligated under
       ------------------
this Agreement to provide indemnification.

      "Indemnitee" shall mean a Person who may seek indemnification under this
       ----------
Agreement.

      "Indemnity Payment" shall mean an amount that an Indemnifying Party is
       -----------------
required to pay to an Indemnitee pursuant to Article III.

     "Information" shall mean all records, books, contracts, instruments,
      -----------
 computer data and other data and information.

     "Insurance Agreement" shall mean the Insurance Agreement by and between
      -------------------
Vencor and Healthcare Company, which Agreement shall be entered into prior to or on the Distribution Date in the form attached hereto as Exhibit G.
                                                           ---------

     "Insurance Proceeds" shall mean, with respect to any insured party, those
      ------------------
monies, net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention or cost of reserve paid or held by or for the benefit of such insured, which are either: (i) received by an insured from an insurance carrier; or (ii) paid by an insurance carrier on behalf of an insured.

     "Intellectual Property Agreement" shall mean the Intellectual Property
      -------------------------------
Agreement by and between Vencor and Healthcare Company or members of their respective Groups, which agreement will be entered into prior to or on the Distribution Date in the form attached hereto as Exhibit H.
                                                 ---------

     "IRS" shall mean the Internal Revenue Service.
      ---

     "Law" shall mean all laws, statutes and ordinances and all regulations,
      ---
rules and other pronouncements of Governmental Authorities having the effect of law of the United States, any foreign country, or any domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession or similar instrumentality, or any Governmental Authority thereof.

     "Liabilities" shall mean any and all debts, liabilities, obligations,
      -----------
responsibilities, response actions, losses, damages (whether compensatory, punitive or treble), fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including without limitation those arising under or in connection with any Law (including any Environmental Law), Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, private party, or party to this Agreement, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys' fees, disbursement and expense of counsel, expert and consulting fees and costs related thereto or to the investigation or defense thereof.

     "Litigation Matters" shall have the meaning set forth in Section 5.06(a)
      ------------------
hereof.

     "Losses" shall mean all losses, liabilities, damages, claims, demands,
      ------
judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including all reasonable costs and expenses (legal, accounting, or otherwise as such costs are incurred) relating thereto, suffered by an Indemnitee.

     "Master Lease Agreement" shall mean the Master Lease Agreement, which
      ----------------------
agreement will be entered into prior to or on the Distribution Date between Vencor and Healthcare Company or members of their respective Groups in the form attached hereto as Exhibit I.
                   ---------

     "Notices" shall have the meaning set forth in Section 8.05 of this
      -------
Agreement.

     "NYSE" shall mean the New York Stock Exchange, Inc.
      ----

     "Participation Agreement" shall mean the Participation Agreement by and
      -----------------------
between Vencor and the Healthcare Company, which agreement shall be entered into prior to or on the Distribution Date in the form attached hereto as Exhibit J.
---------

     "Person" shall mean an individual, a partnership, a joint venture, a
      ------
corporation, a trust, a limited liability company, an unincorporated organization or a government or any department or agency thereof.

     "Prime Rate" shall mean the rate which Citibank N.A. (or any successor
      ----------
thereto or other major money center commercial bank agreed to by the parties hereto) announces from time to time as its base lending rate, as in effect from time to time.

     "Privileged Information" shall have the meaning set forth in Section
      ----------------------
5.06(a) hereof.

     "Properties" shall mean the real property listed on Schedule 1.01(c).
      ----------                                         ----------------

     "Proxy Statement" shall mean the Proxy Statement dated March 25, 1998 as
      ---------------
sent to the holders of shares of Vencor Common Stock in connection with the Corporate Restructuring Transactions and the Distribution including any amendments or supplements thereto.

     "Real Estate Business" shall have the meaning set forth in the preamble
      --------------------
to this Agreement.

     "Record Date" shall mean the date determined by the Board of Directors of
      -----------
Vencor, or such committee of the Board as shall be authorized by the Board of Directors, as the record date for determining stockholders of Vencor entitled to receive the Distribution.

     "Registration Statement" shall mean the registration statement on Form 10
      ----------------------
to effect the registration of the Healthcare Company Common Stock pursuant to the Exchange Act.

     "Representative" shall mean, with respect to any Person, any of such
      --------------
Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

      "SEC" shall mean the Securities and Exchange Commission.
       ---

     "Securities Act" shall mean the Securities Act of 1933, as amended,
      --------------
together with the rules and regulations promulgated thereunder.

     "Subsidiary" shall mean with respect to any specified Person, any
      ----------
corporation or other legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body; provided, however, that for
                                                  --------  -------
purposes of this Agreement, (a) the Healthcare Company Subsidiaries shall be deemed to be Subsidiaries of Healthcare Company and (b) Healthcare Company and the Healthcare Company Subsidiaries shall not be deemed to be Subsidiaries of Vencor or any of Vencor's Subsidiaries.

     "Tax" shall have the meaning set forth in the Tax Sharing Agreement.
      ---

     "Tax Allocation Agreement" shall mean the Tax Allocation Agreement by and
      ------------------------
between Vencor and Healthcare Company, which agreement shall be entered into prior to or on the Distribution Date in the form attached hereto as Exhibit K.
                                                                    ---------

     "Third Party" shall mean a Person who is not a parry hereto or a
      -----------
wholly-owned Subsidiary thereof.

     "Third Party Claim" shall mean any claim, suit, arbitration, inquiry,
      -----------------
proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal asserted by a Third Party.

     "Transition Services Agreement" shall mean the Transition Services
      -----------------------------
Agreement by and between Vencor and Healthcare Company, which agreement shall be entered into prior to or on the Distribution Date in the form attached hereto as Exhibit L.
          ---------

     "Vencor" shall have the meaning set forth an the preamble to this
      ------
Agreement.

     "Vencor Assets" shall mean, collectively, all the rights and assets that
      -------------
are owned by Vencor or any of its Subsidiaries as of the close of business on the Distribution Date (other than the Healthcare Company Assets and the capital stock of Healthcare Company), including without limitation:

             (i)     the capital stock of the Vencor Subsidiaries;

             (ii) all the assets included on the Vencor Pro Forma Balance Sheet which are owned by Vencor and its Subsidiaries as of the close of business on the Distribution Date, including the Properties;

             (iii) all the assets and rights expressly allocated to Vencor or any of its Subsidiaries under this Agreement and any of the Ancillary Agreements; and

             (iv) any other asset acquired by Vencor or any of its Subsidiaries from the date of the Vencor Pro Forma Balance Sheet to the close of business on the Distribution Date that is owned by Vencor or any of its Subsidiaries and that is of a nature or type that would have resulted in such asset being included as an asset on the Vencor Pro

                     Forma Balance Sheet had it been acquired on or prior to the date of the Vencor Pro Forma Balance Sheet, determined on a basis consistent with the determination of the assets included on the Vencor Pro Forma Balance Sheet.

     "Vencor Certificate Amendments" shall mean the amendments to the Vencor
      -----------------------------
Certificate of Incorporation proposed by the Board of Directors of Vencor to be considered and voted on by the stockholders of Vencor in the Proxy Statement.

     "Vencor Common Stock" shall have the meaning set forth in the preamble to
      -------------------
this Agreement.

     "Vencor Financing Transactions" shall mean the entry into by Vencor of (i)
      -----------------------------
a revolving credit facility in the amount of $250 million, (ii) a term loan in the amount of $250 million, (iii) a second term loan in the amount of $250 million and (iv) a bridge loan in the amount of $450 million or such other financing transactions approved by the Vencor Board of Directors.

     "Vencor Group" means Vencor, the Vencor Subsidiaries and the corporations,
      ------------
partnerships, joint ventures, investments, limited liability companies and other entities that represent equity investments of Vencor or any of the Vencor Subsidiaries following consummation of the Corporate Restructuring Transactions and the Distribution.

     "Vencor Indemnitees" means:
      ------------------

             (i) Vencor, the Vencor Subsidiaries and each Affiliate thereof after giving effect to the Corporate
                     Restructuring Transactions and the Distribution; and

             (ii) each of the respective past, present and future directors, officers, employees and agents of any of the entities described in the immediately preceding clause
                     (i) and each of the heirs, executors, successors and assigns of such directors, officers, members, employees and agents.

     "Vencor Liabilities" means, collectively, all the Liabilities of Vencor
      ------------------
and the Vencor Subsidiaries and each of the other members of the Vencor Group remaining after giving effect to the Corporate Restructuring Transactions, the Distribution and the transactaons contemplated under the Debt and Cash Allocation Agreement, including without limitation:

             (i) all the Liabilities included on the Vencor Pro Forma Balance Sheet which remain outstanding as of the close of business on the Distribution Date;

             (ii) all other Liabilities that are incurred or which otherwise accrue or are accrued at any time prior to, on or after the date of the Vencor Pro Forma Balance Sheet and that arise or arose out of, or in connection with, the Vencor Assets or the Real Estate Business, determined on a basis consistent with the determination of the Liabilities of Vencor on the Vencor Pro Forma Balance Sheet;

             (iii) all the Liabilities of Vencor, the Vencor Subsidiaries or any of the other members of the Vencor Group under, or to be retained or assumed by Vencor, any Vencor Subsidiary or any of the other members of the Vencor Group pursuant to the Corporate Restructuring Transactions, this Agreement, or any of the Ancillary Agreements; and

             (iv) all the Liabilities of t`e parties hereto or their respective Subsidiaries (whenever arising, whether prior to, on or following the Distribution Date) arising out of or in connection with or otherwise relating to the management or conduct before or after the Distribution Date of the Real Estate Business, except as otherwise specifically provided herein.

     "Vencor Pro Forma Balance Sheet" shall mean the pro forma balance sheet of
      ------------------------------
Vencor at December 31, 1997, attached hereto as Exhibit M.
                                                ---------

     "Vencor Subsidiaries" shall mean the Subsidiaries of Vencor set forth on
      -------------------
Schedule 1.01(d) hereto and all other Subsidiaries of Vencor other than
----------------
Healthcare Company and the Healthcare Company Subsidiaries.

                                  ARTICLE II.

                         PRE-DISTRIBUTION TRANSACTIONS;
                                CERTAIN COVENANTS

     2.01.     Corporate Restructuring Transactions. Each of Vencor and
               ------------------------------------
Healthcare Company shall, and shall cause each of their respective Subsidiaries to, as applicable, tace such action or actions as is necessary to cause, effect and consummate the Corporate Restructuring Transactions in accordance with the terms and provisions set forth in Exhibit A hereto. Each of Vencor and
                                           ---------
Healthcare Company hereby agrees that any one or more of the Corporate Restructuring Transactions may be modified, supplemented or eliminated; provided, however, that such modification, supplement or elimination is
--------  -------
determined to be necessary or appropriate (a) to separate and divide Vencor so that (i) the Real Estate Business shall be owned directly or indirectly by Vencor, and (ii) the Healthcare Business shall be owned directly or indirectly by Healthcare Company, or (b) to distribute the outstanding Healthcare Company Common Stock pursuant to the Distribution.

     2.02.     Charters and Bylaws.
               -------------------

     (a)       Certificate of Incorporation and By-Laws of Vencor. On or prior
               --------------------------------------------------
to the Distribution Date (but in all events prior to the Distribution), Vencor shall take all necessary actions so that, as of the Distribution Date, the Certificate of Incorporation and By-Laws of Vencor will be substantially in the forms set forth in Exhibit
                                                                      -------
N-1 and Exhibit N-2, respectively.
---     -----------

     (b)     Certificate of Incorporation and By-Laws of Healthcare Company.
             --------------------------------------------------------------
On or prior to the Distribution Date (but in all events prior to the Distribution), Vencor and Healthcare Company shall each take all necessary actions so that, as of the Distribution Date, the Certificate of Incorporation and By-Laws of Healthcare Company will be substantially in the forms set forth in Exhibit O-1 and Exhibit O-2, respectively.
   -----------     -----------

     2.03.   Election of Directors of Vencor and Healthcare Company.
             ------------------------------------------------------
On or prior to the Distribution Date, the parties hereto shall and shall cause their respective Subsidiaries to take all necessary action so that as of the Distribution Date (a) the directors of Vencor will be as set forth in the Proxy Statement, subject to stockholder approval, and (b) the directors of Healthcare Company will be as set forth in the Proxy Statement.

     2.04.   Transfer and Assignment of Certain Licenses and Permits.
             -------------------------------------------------------

     (a)     Licenses and Permits Relating to the Real Estate Business.
             ---------------------------------------------------------
On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, each of Vencor and Healthcare Company shall (and, if applicable, shall cause any other Person over which it has direct or indirect control to) duly and validly transfer or obtain, as applicable, or cause to be duly and validly transferred or obtained, as applicable, all licenses, permits and authorizations issued by any Governmental Authority that relate to the Real Estate Business but which are held in the name of any member of the Healthcare Company Group or any of its respective employees, officers, members, directors, stockholders or agents to the Vencor Group.

     (b)     Licenses and Permits Relating to the Healthcare Business.
             --------------------------------------------------------
On or prior to the Distribution Date, or as soon as reasonably practicable thereafter, each of Vencor and Healthcare Company shall (and, if applicable, shall cause any other Person over which it has direct or indirect control to) duly and validly transfer or cause to be duly and validly transferred to the appropriate member of the Group (as directed by Healthcare Company) all transferable licenses, permits and authorizations issued by any Governmental Authority that relate to the Healthcare Business but which are held in the name of any member of the Vencor Group or any of its respective employees, officers, members, directors, stockholders or agents.

     2.05.   Transfer of Assets and Assumption of Liabilities. On or
             ------------------------------------------------
prior to the Distribution Date, the parties hereto shall and shall cause their respective Subsidiaries (a) to execute instruments of assignment and transfer and/or supplemental indentures and to take such other corporate action as is necessary to transfer to Healthcare Company and its Subsidiaries all of the right, title and interest of the Vencor Group in the Healthcare Company Assets; and (b) to take all action necessary to cause Healthcare Company or its Subsidiaries to assume all of the Healthcare Liabilities.

     2.06.   Financing Arrangements. Each of the parties hereto agrees
             ----------------------
that it will use reasonable efforts to enter into and consummate the Financing Transactions on terms satisfactory to each of them. Each of the parties hereto agrees that it will use reasonable efforts to obtain, prior to the Distribution Date, all necessary consents, waivers or amendments to each bank credit agreement, debt security or other financing facility to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound, or to assign or refinance such agreement, security or facility, in each case on terms satisfactory to Vencor and Healthcare Company, as applicable, and to the extent necessary to permit the Corporate Restructuring Transactions, the Financing Transactions, the repurchase of Vencor's 8 5/8% Senior Subordinated Notes Due 2007 and the assumption of such Senior Subordinated Notes and the indenture relating thereto by Healthcare Company and the Distribution to be consummated without any material breach of the terms of such agreement, security or facility.

     2.07.   Consents. The parties hereto shall use their best efforts
             --------
to obtain any third-party consents or approvals that are required to consummate the Corporate Restructuring Transactions, the Distribution and the other transactions contemplated hereby (the "Consent").
                                       -------

     2.08.   Other Transactions. On or prior to the Distribution, each
             ------------------
of Vencor and Healthcare Company shall have consummated those other transactions in connection with the Corporate Restructuring Transactions and the Distribution that are contemplated by the Proxy Statement _____ not specifically referred to in Sections 2.01 through 2.07, subject, however, to the limitations set forth in Section 2.01 above.

     2.09.   Election of Officers. On or prior to the Distribution Date,
             --------------------
each of Vencor and Healthcare Company shall, as applicable, take all actions necessary and desirable so that as of the Distribution Date the officers of Vencor and Healthcare Company, respectively, will be as set forth in the Proxy Statement.

     2.10.   Registration Statement. Each of Vencor and Healthcare
             ----------------------
Company shall prepare, and shall cause to be filed with the SEC, the Registration Statement in accordance with the terms of this Section. The Registration Statement shall set forth appropriate disclosure concerning Healthcare Company, the Corporate Restructuring Transactions, the Distribution and such other matters as may be required to be disclosed therein by the provisions of the Exchange Act. The Registration Statement shall include the Proxy Statement relating to the 1998 Annual Meeting of the Vencor stockholders at which, among other things, the Vencor stockholders will be asked to vote on the Corporate Restructuring Transactions and the Distribution. Vencor and Healthcare Company shall take all such actions as may be reasonably necessary or appropriate in order to cause the Registration Statement to become effective by order of the SEC pursuant to the Exchange Act.

     2.11.   State Securities Laws. Prior to the Distribution Date,
             ---------------------
Vencor and Healthcare Company shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in order to effect the Distribution.

     2.12.   Listing Application. Prior to the Distribution Date, Vencor
             -------------------
and Healthcare Company shall prepare and file with the NYSE a listing application and related documents and shall take all such other actions with respect thereto as shall be necessary or desirable in order to cause the NYSE to list on or prior to the Distribution Date, subject to official notice of issuance, the Healthcare Company Common Stock.

     2.13.   Director, Officer and Employee Resignations. Subject
             -------------------------------------------
to the provisions of Sections 2.03 and 2.09:

     (a)     Resignation by Directors and Employees of the Vencor
             ----------------------------------------------------
Group. Vencor shall cause all the directors and all employees of the Vencor
-----
Group to resign, effective as of the close of business on the Distribution Date, from all boards of directors or similar governing bodies of each member of the Healthcare Company Group on which they serve, and from all positions as officers or employees of any member of the Healthcare Company Group, except as otherwise set forth in the Proxy Statement or mutually agreed to in writing on or prior to the Distribution Date bq Vencor, on the one hand, and Healthcare Company, on the other hand.

     (b)     Resignatigns by Directors and Employees of the Healthcare
             ---------------------------------------------------------
Company Group. Healthcare Company shall cause all the directors and all
-------------
employees of the Healthcare Company Group to resign, effective as of the close of business on the Distribution Date, from all boards of directors or similar governing bodies of each member of the Vencor Group on which they serve, and from all positions as officers or employees of any member of the Vencor Group, except as otherwise set forth in the Proxy Statement or mutually agreed to in writing on or prior to the Distribution Date by Healthcare Company, on the one hand, and Vencor, on the other hand.

     2.14.   Ancillary Agreements. On or prior to the Distribution Date,
             --------------------
each of Vencor and Healthcare Company shall enter into, and/or where applicable shall cause such other members of their respective Groups to enter into, (a) the Ancillary Agreements, and (b) any other agreements in respect of the Corporate Restructuring Transactions and the Distribution as are reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby.

                                  ARTICLE III.

                   SURVIVAL, ASSUMPTION AND INDEMNIFICATION

     3.01.   Survival of Agreements. All covenants and agreements
             ----------------------
of the parties hereto contained in this Agreement and all covenants and agreements of the parties hereto and their respective Subsidiaries contained in the Ancillary Agreements shall survive the Distribution Date in accordance with their respective terms and shall not be merged into any deeds or other transfer or closing instruments or documents.

     3.02.   Taxes. This Article III shall not be applicable to any
             -----
Indemnifiable Losses or Liabilities related to (a) Taxes which shall be governed by the Tax Allocation Agreement, or (b) which are otherwise expressly provided for in the Ancillary Agreements.

     3.03.   Assumption And Indemnification.
             ------------------------------

     (a) Subject to Sections 3.02 and 3.03(c) and except as expressly provided in the Ancillary Agreements, from and after the Distribution Date, Vencor shall retain or assume, as the case may be, and shall indemnify, defend and hold harmless each member of the Healthcare

Company Group, and each of their Representatives and Affiliates, from and against, net of any Tax benefit accruing to any Indemnified Party relating thereto, (i) all Vencor Liabilities, (ii) all Liabilities that arise out of, or in connection with, the use and operation of the Vencor Assets by Vencor following the Distribution and (iii) all Losses of any such member of the Healthcare Company Group, Representative or Affiliate relating to, arising out of or due to the failure to pay, perform or discharge in due course the Vencor Liabilities by any member of the Vencor Group who has an obligation with respect thereto.

     (b) Subject to Section 3.02 and 3.03(c) and except as expressly provided in the Ancillary Agreements, from and after the Distribution Date, Healthcare Company shall retain or assume, as the case may be, and shall indemnify, defend and hold harmless each member of the Vencor Group, and each of their Representatives and Affiliates, from and against, (i) all Healthcare Company Liabilities, (ii) all Liabilities that arise out of, or in connection with, the use and operation of the Healthcare Company Assets by Healthcare Company following the Distribution, and (iii) any and all Losses of any such member of the Vencor Group, Representative or Affiliate relating to, arising out of or due to the failure to pay, perform or discharge in due course the Healthcare Company Liabilities by any member of the Healthcare Company Group who has an obligation with respect thereto.

     (c) The amount which an Indemnifying Party is required to pay any Indemnitee pursuant to Section 3.03(a) or (b) shall be reduced (including, without limitation, retroactively) by any Insurance Proceeds and other amounts (including, without limitation, amounts received from Third Parties in respect of other indemnification or contribution obligations of Third Parties) actually recovered by such Indemnitee in reduction of the related Indemnifiable Loss, it being understood and agreed that each member of the Vencor Group and the Healthcare Company Group shall use its reasonable best efforts, at the expense of the Indemnifying Party, to collect any such proceeds or other such amounts to which it or any of its Subsidiaries is entitled, without regard to whether it is the Indemnified Party hereunder. If an Indemnitee receives an Indemnity Payment in respect of an Indemnifiable Loss and subsequently receives Insurance Proceeds or other amounts in respect of such Indemnifable Loss, then such Indemnitee shall pay to such Indemnifying Party an amount equal to the difference between (i) the sum of the amount of such Indemnity Payment and the amount of such Insurance Proceeds or other amounts actually received and (ii) the amount of such Indemnifable Loss. An insurer or a Third Party (including, without limitation, purchasers under any assets purchase agreements, real estate agreements or any other agreements relating to Healthcare Company Liabilities or Vencor Liabilities) who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other Third Party shall be entitled to a benefit they would not be entitled to receive in the absence of the indemnification provisions set forth herein by virtue of the indemnification provisions hereof.

     (d)     On the Distribution Date, Healthcare Company shall assume
(or shall cause one of its Subsidiaries to assume) (i) the prosecution of all claims which relate to the Healthcare Business and are pending on the Distribution Date; and (ii) the defense against all Third Party Claims which are Healthcare Company Liabilities and are pending on the Distribution Date.

Vencor shall use reasonable efforts to make available and shall cause its Subsidiaries to use reasonable efforts to make available to Healthcare Company and its Subsidiaries, at Healthcare Company's expense, (i) any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that Healthcare Company or such Subsidiary reasonably believes are necessary or appropriate for such prosecution or defense as provided in this Article III; and (iii) such other assistance in support of the prosecution or defense of such litigation as Healthcare Company or its Subsidiaries may reasonably request, including without limitation, the right to assert in the name of Vencor or any of its Subsidiaries such rights, claims, counterclaims or defenses that Vencor or Vencor's Subsidiary would be or would have been entitled to assert in such litigation or in the prosecution of or defense against such claim had the Distribution not occurred; provided,
                                                                    --------
however, that no member of the Vencor Group shall be required to take any
-------
action, refrain from taking any action or make available any assistance if doing so would have the effect of increasing Liabilities of the Vencor Group.

     3.04.   Procedure For Indemnification.
             -----------------------------

     (a) If any Indemnitee receives notice of the assertion of any Third Party Claim with respect to which an Indemnifying Party is obligated under this Agreement to provide indemnification, such Indemnitee shall give such Indemnifying Party notice thereof promptly after becoming aware of such Third Party Claim; provided, however, that the failure of any Indemnitee to give
             --------  -------
notice as provided in this Section 3.04 shall not relieve any Indemnifying Party of its obligations under this Article III, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. Such notice shall describe such Third Party Claim in reasonable detail and$ if practicable, shall indicate the estimated amount of the Indemnifiable Loss that has been or may be sustained by such Indemnitee. Thereafter, such Indemnitee shall deliver to the Indemnafying Party, promptly after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to such Third Party Claim.


     (b) An Indemnifying Party, at such Indemnifying Party's own expense and through counsel chosen by such Indemnifying Party (which counsel shall be reasonably satisfactory to the Indemnitee), may elect to defend any Third Party Claim. If an Indemnifying Party elects to defend a Third Party Claim, then, within fifteen Business Days after receiving notice of such Third Party Claim or sooner (but in no event less than five Business Days) if the nature of such Third Party Claim so requires, such Indemnifying Party shall notify the Indemnitee of its intent to do so. Such Indemnitee shall thereupon use reasonable efforts to make available to such Indemnifying Party, at such Indemnifying Party's expense, such assistance in support of the prosecution or defense of such litigation as the Indemnifying Party may reasonably request, including without limitation, the right to assert in the name of the Indemnitee such rights, claims, counterclaims or defenses that such Indemnitee would be or would have been permitted to assert in such litigation or in the prosecution of a claim or counterclaim against a Third Party or in defense against such Third Party Claim had the Distribution not occurred. Such Indemnifying Party shall pay such Indemnitee's reasonable out-of-pocket expenses incurred in connection with such cooperation consistent with the provisiofs of Article III. Except as provided herein, after notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this

Article III for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof. If an Indemnifying Party elects not to defend against a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 3.04 within the period of fifteen (or five, if applicable) Business Days described above, such Indemnitee may defend, compromise and settle such Third Party Claim; provided,
                                                                     --------
however, that no such Indemnitee may compromise or settle any such Third Party
-------
Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

     (c) Notwithstanding the foregoing, the Indemnifying Party shall not, without the prior written consent of the Indemnitee, settle or compromise any Third Party Claim or consent to the entry of any judgmeft which does not include as an unconditional term thereof the delivery by the claimant or plaantiff to the Indemnitee of a written release from all Liability in respect of such Third Party Claim.


     (d) If an Indemnifying Party chooses to defend or to seek to compromise any Third Party Claim, the related Indemnitee shall make available to such Indemnifying Partq any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense.

     (e) Any claim on account of an Indemnifiable Loss arising out of or due to the failure to pay, perform or discharge in due course its respective Liabilities by any member of the Indemnifying Party's Group who has an obligation with respect thereto but which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party, such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period. Such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under Article VI of this Agreement.

     (f) If the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, t`e amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

     (g) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim, including without limitation, permitting the Indemnifying Party to bring suit against such Third Party in the name of the Indemnitee.

                                 ARTICLE IV.

                         CERTAIN ADDITIONAL COVENANTS

     4.01.   Further Assurances.
             ------------------

     (a) In addition to the actions specifically provided for elsewhere in this Agreement and in the Ancillary Agreements, each of the parties hereto shall use its reasonable efforts to take, or cause to be takef, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective t`e transactions contemplated by this Agreement, to confirm Healthcare Company's title to all of the Healthcare Company Assets and assumption of all Healthcare Company Liabilities, to put Healthcare Company in actual possession and operating control of the Healthcare Company Assets, and to permit Healthcare Company to exercise all rights and to perform its obligations with respect to the Healthcare Business. Without limiting the foregoing, each party hereto shall cooperate with the other party, and execute and deliver, or use its reasonable efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument, and take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement, the Corporate Restructuring Transactions, the assumption of Liabilities and the other transactions contemplated hereby. If the Corporate Restructuring Transactions or assumption of Liabilities, including but not limited to, assignments of contracts, is not consummated prior to or at the Distribution Date for any reason, including but not limited to, the absence of receipt of any Consents, then the party hereto retaining such asset or Liability shall thereafter hold such asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto), or shall retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be, and shall take such other action as may be reasonably requested by the party to whom such asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as reasonably possible, in the same position as if such asset or Liability had been transferred as contemplated hereby. If and when any such asset or Liability becomes transferable, such transfer shall be effected forthwith. The parties hereto agree that, as of the Distribution Date, as between the parties, Healthcare Company shall be deemed to have acquired complete and sole beneficial ownership of all of the Healthcare Company Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Healthcare Company Liabilities, and all duties, obligations and responsibilities incident thereto.


     (b) Without limiting the generality of Section 4.01(a), Vencor, as the sole stockholder of Healthcare Company prior to the Distribution, shall ratify any actions which are reasonably necessary or desirable to be taken by Healthcare Company to effectuate the transactions contemplated by this Agreement or the Ancillary Agreements in a manner consistent with the terms of this Agreement or such Ancillary Agreements.

     (c) In the event any registration, licenses, permits or other rights granted by Governmental Authorities to the Vencor Group must be transferred, amended or issued in order to conduct operations of the Healthcare Company Business after the Distribution Date, and such permit transfer, amendment or issuance has not been accomplished as of such date, Vencor shall permit Healthcare Company to use the registration, license or permit of the Vencor Group to continue to operate the Healthcare Company Business until such transfer, amendment or issuance is accomplished, at Healthcare Company's expense, if permitted by Law, until such permit is transferred or issued to Healthcare Company. Healthcare Company shall use its reasonable efforts to obtain such registrations, licenses, permits or other rights granted by Governmental Authorities as soon as reasonably practicable. Healthcare Company shald indemnify and hold harmless Vencor from and against any and all Third Party Claims arising frgm or related to Healthcare Company's use of the registration, license or permit or other rights granted to the Vencor Group by Governmental Authorities.

     (d)     If Healthcare Company elects to pursue any claim or right
relating to the Healthcare Business, Vencor, upon request and at Healthcare Company's expense, shall use reasonable efforts to make available to Healthcare Company such assistance in support of the prosecution of such litigation as Healthcare Company may reasonably request, including without limitation, the right to assert, as needed, in the name of Vencor or any member of the Vencor Group such rights and claims that Vencor or such member would be or would have been permitted to assert in such litigation had the Distribution not occurred; provided, however, that no member of the Vencor Group shall be required to take
--------  -------
any action, refrain from taking any action or make available any assistance if doing so would have the effect of increasing Liabilities of the Vencor Group.

     4.02.   Receivables Collection And Other Payments. If after the
             -----------------------------------------
Distribution Date either party receives payments belonging to the other party, the recipient shall promptly account for and remit same to the other party.

                                  ARTICLE V.

                             ACCESS TO INFORMATION

     5.01.   Provision of Corporate Records. From and after the Distribution
             ------------------------------
Date, all such books, records and copies (where copies are delivered in lieu of originals) transferred to Healthcare Company Group whether or not delivered shall be the property of the Healthcare Company Group; provided, however, that
                                                       --------  -------
all such Information contained in such books, records or copies relating to the Vencor Group, the Real Estate Business, the Vencor Liabilities, or the Ancillary Agreements shall be subject to the applicable confidentiality provisions and restricted use provisions, if any, contained in this Agreement or the Ancillary Agreements and any confidentiality restrictions imposed by law. Vencor, if it so elects, may retain copies of any original books and records delivered to Healthcare Company along with those original books and records of the Vencor Group authorized herein to be retained; provided, however, that all such
                                        --------  -------
Information contained in such books, records or copies (whether or not delivered by the Vencor Group) relating to the Healthcare Company Group, the Healthcare Company Business, and the Healthcare Company Liabilities shall be subject to the applicable confidentiality provisions and restricted use provisions, if any, contained in this Agreement or the Ancillary Agreements and any confidentiality restrictions imposed by daw.

     5.02.   Access to Information. In addition to the provisions set
             ---------------------
forth in Section 5.01 above, from and after the Distribution Date and upon reasonable notice, each of the Vencor Group and the Healthcare Company Group shall afford to the other and to the other's Representatives at the expense of the other party, reasonable access and duplicating rights during normal business hours to all Information developed or obtained prior to the Distribution Date within such party's possession relating to the other party or its businesses, its former businesses, its assets, its Liabilities, or the Ancillary Agreements, insofar as such access is reasonably requested by such other party, but subject to the applicable confidentiality provisions and restricted use provisions, if any, contained in this Agreement or the Ancillary Agreements and any confidentiality restrictions imposed by law. In addition, without limiting the foregoing, Information may be requested under this Section
5.02 for audit, accounting, claims, intellectual property protection, litigation and Tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations. In each case, the requesting party agrees to cooperate with the other party to minimize the risk of unreasonable interference with the other party's business. In the event access to any Information otherwise required to be granted herein or in the Ancillary Agreements is restricted by law or otherwise, the parties agree to take such actions as are reasonably necessary, proper or advisable to have such restrictions removed or to seek an exemption therefrom or to otherwise provide the requesting party with the benefit of the Information to the same extent such actions would have been taken on behalf of the requesting party had such a restriction existed and the Distribution not occurred.


     5.03.   Litigation Support And Production of Witnesses. After the
             ----------------------------------------------
Distribution Date, each member of the Vencor Group and the Healthcare Company Group shall use reasonable efforts to provide assistance to the other with respect to Litigation Matters and to make available to the other, upon written request: (a) such employees who have expertise or knowledge with respect to the other party's business or products or matters in litigation, for the purpose of consultation and/or as a witness; and (b) its directors, officers, other employees and agents, as witnesses, in each case to the extent that the requesting party believes any such Person may reasonably be useful or required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved. The employing party agrees that such consultant or witfess shall be made available to the requesting party upon reasonable notice to the same extent that such employing party would have made such consultant or witness available if the Distribution had not occurred. The requesting party agrees to cooperate with the employing party in giving consideration to business demands of suc` Persons.


     5.04.   Reimbursement. Except to the extent otherwise contemplated by
             -------------
this Agreement or any Ancillary Agreement, a party providing Information, consultant, or witness services to the other party under this Article V shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements, travel expenses, and other out-of-pocket expenses (including the direct and indirect costs of employees providing consulting and expert witness services in connection with litigation, but excluding direct and indirect costs of employees who provide Information or are fact witnesses) as may be reasonably incurred in providing such Information, consulting or witness services.

     5.05.   Retention of Records. Except as otherwise required by law or
             --------------------
agreed in writing, or as otherwise provided in the Tax Sharing Agreement, eac` member of the Vencor Group and the Healthcare Company Group shall retain, for a period of five years or such longer period as may be required by law, this Agreement or the Ancillary Agreements, all significant Information in such party's possession or under its control relating to the business, former business, assets or Liabilities of the other party or this Agreement or the Ancillary Agreements and, after the expiration of such applicable period, prior to destroying or disposing of any of such Information, (a) the party proposing to dispose of or destroy any such Information shall provide no less than 30 days' prior written notice to the other party, specifying the Information proposed to be destroyed or disposed of, and (b) if, prior to the scheduled date for such destruction or disposal, the other party requests in writing that any of the Information proposed to be destroyed or disposed of be delivered to such other party, the party proposing to dispose of or destroy such Information promptly shall arrange for the delivery of the requested Information to a location specified by, and at the expense of, the requesting party.


     5.06. Privileged Information. In furtherance of the rights and obligations of the parties set forth in this Article V:

     (a)     Each party hereto acknowledges that (i) each of the Vencor
Group on the one hand, and the Healthcare Companq Group on the other hand, has or may obtain Information regarding a member of the other Group, or any of its operations, employees, assets or Liabilities (whether in documents or stored in any other form or known to its employees or agents), as applicable, that is or may be protected from disclosure pursuant to the attorney-client privilege, the work product doctrine or other applicable privileges ("Privileged
                                                       ----------
Information"); (ii) there are a number of actual, threatened or future
-----------
litigations, investigations, proceedings (including arbitration proceedings), claims or other legal matters that have been or may be asserted by or against, or otherwise affect, each or both of Vencor and Healthcare Company (or members of either Group) ("Litigation Matters"); (iii) Vencor and Healthcare Company
                   ------------------
have a common legal interest in Litigation Matters, in the Privileged Information, and in the preservation of the confidential status of the Privileged Information, in each case relating to the Real Estate Business or the Healthcare Business or any former businesses, the assets or the Liabilities of each parry as it or they existed prior to the Distribution Date or relating to or arising in connection with the relationship between the constituent elements of the Groups on or prior to the Distribution Date; and (iv) Vencor and Healthcare Company intend that the transactions contemplated by this Agreement and the Ancillary Agreements and any transfer of Privileged Information in connection herewith or therewith shall not operate as a waiver of any potentially applicable privilege.

     (b)     Each of Vencor and Healthcare Company agrees, on behalf of itself and each member of the Group of which it is a member, not to disclose or otherwise waive any privilege attaching to any Privileged Information relating to the Real Estate Business or the Healthcare Business or any former businesses or assets or Liabilities of either party or relating to or arising in connection with the relationship between the Groups on or prior to the Distribution Date, without providing prompt written notice to and obtaining the prior written consent of the other, which consent shall not be unreasonably withheld and shall not be withheld if the other party certifies that such disclosure is to be made in response to a likely threat of suspension or debarment or similar action; provided, however, that Vencor and Healthcare Company may make such
        -----------------
disclosure or waiver with respect to Privileged Information if such Privileged Information relates, in the case of Vencor, solely to the Real Estate Business or the Vencor Liabilities as each existed prior to the Distribution Date or, in the case of Healthcare Company, solely to the Healthcare Business, its former businesses (other than the Real Estate Business) or the Healthcare Company Liabilities, as each existed prior to the Distribution Date. In the event of a disagreement between any member of the Vencor Group and any member of the Healthcare Company Group concerning the reasonableness of withholding such consent, no disclosure shall be made prior to (i) a final, nonappealable resolution of such disagreement by a court of competent jurisdiction if such requirement to disclose is part of a pending judicial proceeding; or (ii) a final determination by an arbitrator appointed pursuant to Article VI if such requirement to disclose is not part of a pending judicial proceeding.

     (c) Upon any member of the Vencor Group or any member of the Healthcare Company Group receiving any subpoena or other compulsory disclosure notice from a court, other governmental agency or otherwise which requests disclosure of Privileged Information, in each case relating to the Real Estate Business or the Vencor Liabilities (in the case of the Healthcare Company Group) or the Healthcare Business, its former businesses (other than the Real Estate Business) or the Healthcare Company Liabilities (in the case of the Vencor Group), as they or it existed prior to the Distribution Date or relating to or arising in connection with the relationship between the constituent elements of the Groups on or prior to the Distribution Date, the recipient of the notice shall promptly provide to Vencor, in the case of receipt by a member of the Healthcare Company Group, or to Healthcare Company, in the case of receipt by a member of the Vencor Group, a copy of such notice, the intended response, and all materials or information relating to the other Group that might be disclosed. In the event of a disagreement as to the intended response or dasclosure, unless and until the disagreement is resolved as provided in paragraph (b) above, Vencor and Healthcare Company shall cooperate to assert all defenses to disclosure claimed by either Group, at the cost and expense of the Group claiming such defense to disclosure, and shall not disclose any disputed documents or information until all legal defenses and claims of privilege have been finally determined.

     5.07.   Confidentiality. From and after the Distribution Date, each
             ---------------
of Vencor and Healthcare Company shall hold, and shall use its reasonable best efforts to cause its employees, Affiliates and Representatives to hold, in strict confidence all Information concerning or belonging to the other party obtained by it prior to the Distribution Date or furnished to it by such other party pursuant to this Agreement or the Ancillary Agreements and shall not release or disclose such Information to any other Person, except its Representatives, who shall be bound by the provisions of this Section 5.07; provided, however, that Vencor and Healthcare Company and their respective
--------  -------
employees, Affiliates and Representatives may disclose such Information to the extent that (a) disclosure is compelled by judicial or administrative process or, in the opinion of such party's counsel, by other requirements of law, or
(b) such party can show that such Information was (i) available to such party after the Distribution Date from Third Party sources other than employees or former employees of either party, their Affiliates, former Affiliates,

Representatives or former Representatives, on a nonconfidential basis prior to its disclosure to such party after the Distribution Date by the other party,
(ii) in the public domain through no fault of such party, (iii) lawfully acquired by such parry from Third Party sources other than employees or former employees of either party, their Affiliates, former Affiliates, Representatives or former Representatives, after the time that it was furnished to such party pursuant to this Agreement or the Ancillary Agreements or (iv) is independently discovered or developed after the Distribution Date by employees of such party. Notwithstanding the foregoing, each of Vencor and Healthcare Company and their respective Representatives and Affiliates shall be deemed to have satisfied its obligations under this Section 5.07 with respect to any Information if it exercises the same care with regard to such Information as it takes to preserve confidentiality for its own similar Information.


                                  ARTICLE VI.

                              DISPUTE RESOLUTION

     6.01.   Mediation. In the event of a controversy, dispute or claim
             ---------
arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or of any Ancillary Agreements or otherwise arising out of, or in any way related to this Agreement or any Ancillary Agreements or any transaction contemplated hereby or thereby, including, without limitation, any claim based on contract, tort, statute or constitution (collectively, "Agreement Disputes"), the general
                                        ------------------
counsels (or other chief legal officers) of the relevant parties shall negotiate in good faith for a reasonable period of time to settle such Agreement Dispute.

     6.02.   Arbitration. If after a reasonable period of time the relevant
             -----------
general counsels (or other chief legal officers) are unable to settle an Agreement Dispute as provided in Section 6.01, such Agreement Dispute shall be settled by arbitration administered by the American Arbitration Association in accordance with its applicable Rules for Commercial Arbitration and judgment on the award rendered by the arbitrator maybe entered in any court having jurisdiction thereof. Any such arbitration shall be commenced and adl the proceedings thereof conducted in Louisville, Kentucky.


                                  ARTICLE VII.

                 NO REPRESEFTATIONS OR WARRANTIES; EXCEPTIONS

     7.01.   No Representations or Warranties; Exceptions. Healthcare
             --------------------------------------------
Company understands and agrees that no member of the Vencor Group is, in this Agreement or in any Ancillary Agreement, representing or warranting to the Healthcare Company Group in any way as to the Healthcare Business, the Healthcare Company Liabilities, or the Healthcare Company Assets, or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Agreement, it being agreed and understood as between the Groups, the members of the Healthcare Company Group shall take all of the Healthcare Business "as is, where is" and that, except as provided in this Section 7.01 or in Section 4.01, the members of Healthcare Company Group shall bear the economic and legal risk that conveyances of the

Healthcare Business shall prove to be insufficient or that the title of any member of the Healthcare Company Group to any Healthcare Business shall be other than good and marketable and free from encumbrances. Real property in the United States being transferred to Healthcare Company will be conveyed by Special Warranty Deed, in recordable form and warranting title to be free afd clear from all lawful claims of those claiming by, through or under Vencor, but not otherwise; provided, however, such Special Warranty Deed shall be subject to deed restrictions, easements, rights-of-way, and all other matters of record.




                                 ARTICLE VIII.

                                 MISCELLANEOUS

     8.01.   Conditions to Obligations.
             -------------------------

     (a) The obligations of the parties hereto to consummate the transactions which are set forth in this Agreement and the Distribution are subject to the satisfaction, as determined by Vencor in its sole discretion, of each of the following conditions:


               (i) This Agreement shall have been approved by the holders of a majority of the outstanding shares of Vencor Common Stock at the Annual Meeting;


               (ii) The Distribution shall have been approved by the holders of a majority of the outstanding shares of Vencor Common Stock at the Annual Meeting.

               (iii) Each of the Vencor Certificate Amendments shall have been approved by the holders of a majority of the outstanding shares of Vencor Common Stock;

               (iv) The transactions contemplated by Article II shall have been consummated in all material respects;

               (v) The Healthcare Company Common Stock shall have been approved for listing on the NYSE, subject to official notice of issuance;

               (vi) The Registration Statement shall have been filed with the SEC and shall have become effective, and no stop order with respect thereto shall be in effect;

               (vii) All material authorizations, consents, approvals and clearances of Federal, state, local and foreign governmental agencies required to permit the valid consummation by the parties hereto of the transactions contemplated by this Agreement shall have been obtained; and no such authorization, consent, approval or clearance shall contain any conditions which would have a material adverse effect on (A) the Real Estate Business or the Healthcare Business, (B) the Healthcare Company Assets and Vencor Assets, results of operations or financial condition of the Vencor Group or the Healthcare Company Group, in each case taken as a whole, or (C) the ability of Vencor or Healthcare Company to perform its obligations under this Agreement; and all statutory requirements for such valid consummation shall `ave been fulfilled;

               (viii) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission, and no statute, rule, regulation or executive order promulgated or enacted by any governmental authority, shall be in effect preventing the consummation of this Agreement or the Distribution; and

               (ix) The Financing Transactions shall have occurred and all bank credit agreements, debt security or other financing facility entered into pursuant thereto shall be in place and all conditions to borrowing thereunder (other than any conditions concerning consummation of the Distribution and the transfers of assets and liabilities described hereunder) shall have been satisfied, and all necessary consents, waivers or amendments to each bank credit agreement, debt security or other financing facility to which any member of the Vencor Group or the Healthcare Company Group is a Party or by which any such member is bound shall have been obtained, or each such agreement, security or facility shall have been refinanced, in each case on terms satisfactory to Vencor and to t`e extent necessary to permit the Distribution to be consummated without any material breach of the terms of such agreement, security or facility.

     (b) The foregoing conditions are for the sole benefit of Vencor and shall not give rise to any duty on the part of Vencor or its Board of Directors to waive or not waive any such condition. Any determination made by the Board of Directors of Vencor in good faith on or prior to the Distribution Date concerning the satisfaction or waiver of any or all of the conditions set forth in Section 8.01(a) shall be conclusive.


     8.02.   Complete Agreement. This Agreement, the Exhibits and
             ------------------
Schedules hereto, the Ancillary Agreements and the agreements and other documents referred to herein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

     8.03.   Expenses. All costs and expenses of any parry hereto whether
             --------
incurred prior to or after the Distribution Date in connection with the preparation, execution, delivery and implementation of this Agreement and with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including but not limited to legal fees, accounting fees, investment banking fees, and all such other costs and expenses shall be allocated among Vencor and the Healthcare Company in accordance with the Debt and Cash Allocation Agreement and the Tax Allocation Agreement.


     8.04.   Governing Law. This Agreement shall be governed by and
             -------------
construed in accordance with the laws of the State of Delaware (other than the laws regarding choice of laws and conflicts of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.


     8.05.   Notices. All notices, requests, claims, demands and other
             -------
communications hereunder (collectively, "Notices") shall be in writing and
                                         -------
shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile, electronic mail or other standard form of telecommunications (provided confirmation is delivered to the recipient the next Business Day in the case of facsimile, electronic mail or other standard form of telecommunications) or by registered or certified mail, postage prepaid$ return receipt requested, addressed as follows:


             If to Vencor:

             President
             Vencor, Inc.
             3300 Aegon Center
             400 West Market Street
             Louisville, Kentucky 40202
             Telephone: (502) 596-7300
             Facsimile: (502) 596-4026

             with a copy to:

             General Counsel
             Vencor, Inc.
             3300 Aegon Center
             400 West Market Street
             Louisville, Kentucky 40202
             Telephone: (502) 596-7300
             Facsimile: (502) 596-4075

             If to Healthcare Company:

             President
             Vencor Healthcare, Inc.
             3300 Aegon Center
             400 West Market Street
             Louisville, Kentucky 40202
             Telephone: (502) 596-7300
             Facsimile: (502) 596-4026

             with a copy to:

             General Counsel
             Vencor Healthcare, Inc.
             3300 Aegon Center
             400 West Market Street
             Louisville, Kentucky 40202
             Telephone: (502) 596-7300
             Facsimile: (502) 596-4075

or to such other address as any party hereto may have furnished to the other parties by a notice in writing in accordance with this Section 8.05.

     8.06.   Amendment And Modification. This Agreement may be
             --------------------------
amended, modified or supplemented only by a written agreement signed by both of the parties hereto.

     8.07.   Successors And Assigns; No Third Party Beneficiaries. This
             ----------------------------------------------------
Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed). Except for the provisions of Sections 3.03 and 3.04 relating to Indemnities, which are also for the benefit of the Indemnitees, this Agreement is solely for the benefit of the parties hereto and their Subsidiaries and Affiliates and is not intended to confer upon any other Persons any rights or remedies hereunder.

     8.08    Counterparts. This Agreement may be executed in two or
             ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.09.   Interpretation. The Artacle and Section headings contained in
             --------------
this Agreement are solely fgr the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

     8.10.   Legal Enforceability. Any provision of this Agreement which
             --------------------
is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Each party acknowledges that money damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

     8.11.   References; Construction. References to any "Article",
             ------------------------
"Exhibit", "Schedule" or "Section", without more, are to Appendices, Articles, Exhibits, Schedules and Sections to or of this Agreement. Unless otherwise expressly stated, clauses beginning with the term "including" set forth examples only and in no way limit the generality of the matters thus exemplified.

     8.12.   Termination. Notwithstanding any provision hereof this
             -----------
Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the Board of Directors of Vencor without the approval of any other parry hereto or of Vencor's stockholders. In the event of such termination, no party hereto shall have and Liability to any Person by reason of this Agreement,

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                        VENCOR, INC.


                                        By: /s/ Jill L. Force
                                            -----------------------------------
                                            Name:  Jill L. Force
                                            Title:  Senior Vice President and
                                                    General Counsel


                                        VENCOR HEALTHCARE, INC.


                                        By: /s/ Jill L. Force
                                            -----------------------------------
                                            Name:  Jill L. Force
                                            Title:  Senior Vice President and
                                                    General Counsel